Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of
ProFunds:
In planning and performing our audits of the financial statements of ProFunds (the Funds) (comprised of the Bull ProFund, Mid-Cap ProFund, Small-Cap ProFund,
NASDAQ-100 ProFund, Large-Cap Value ProFund,
Large-Cap Growth ProFund, Mid-Cap Value ProFund,
Mid-Cap Growth ProFund, Small-Cap Value ProFund,
Small-Cap Growth ProFund, Europe 30 ProFund, UltraBull
ProFund, UltraMid-Cap ProFund, UltraSmall-Cap ProFund,
UltraDow 30 ProFund, UltraNASDAQ-100 ProFund,
UltraInternational ProFund, UltraEmerging Markets
ProFund, UltraLatin America ProFund, UltraChina
ProFund, UltraJapan ProFund, Bear ProFund, Short
Small-Cap ProFund, Short NASDAQ-100 ProFund,
UltraBear ProFund, UltraShort Mid-Cap ProFund,
UltraShort Small-Cap ProFund, UltraShort Dow 30
ProFund, UltraShort NASDAQ-100 ProFund, UltraShort
International ProFund, UltraShort Emerging Markets
ProFund, UltraShort Latin America ProFund, UltraShort
China ProFund, UltraShort Japan ProFund, Banks
UltraSector ProFund, Basic Materials UltraSector
ProFund, Biotechnology UltraSector ProFund, Consumer
Goods UltraSector ProFund, Consumer Services
UltraSector ProFund, Financials UltraSector ProFund,
Health Care UltraSector ProFund, Industrials
UltraSector ProFund, Internet UltraSector ProFund,
Mobile Telecommunications UltraSector ProFund, Oil
& Gas UltraSector ProFund, Oil Equipment, Services
& Distribution UltraSector ProFund, Pharmaceuticals
UltraSector ProFund, Precious Metals UltraSector
ProFund, Real Estate UltraSector ProFund,
Semiconductor UltraSector ProFund, Technology
UltraSector ProFund, Telecommunications UltraSector
ProFund, Utilities UltraSector ProFund, Short Oil &
Gas ProFund, Short Precious Metals ProFund, Short
Real Estate ProFund, U.S. Government Plus ProFund,
Rising Rates Opportunity 10 ProFund, Rising Rates
Opportunity ProFund, Rising U.S. Dollar ProFund, and Falling U.S. Dollar ProFund) as of and for the year ended July 31, 2017, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP).
A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of the funds' annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of July 31, 2017.
This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
Columbus, Ohio
September 22, 2017